    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1998.

                                                       REGISTRATION NO. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                              SHAW INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                     2273                     58-1032521
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
     of incorporation or             Industrial             Identification No.)
        organization)         Classification Number)

                             616 East Walnut Avenue
                              Dalton, Georgia 30722
                                 (706) 278-3812
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            BENNIE M. LAUGHTER, Esq.
                  Vice President, Secretary and General Counsel
                              Shaw Industries, Inc.
                             616 East Walnut Avenue
                              Dalton, Georgia 30722
                                 (706) 278-3812
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                          Copies of Communications to:
                            GABRIEL DUMITRESCU, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                              --------------------

         If the only securities being registered on this Form are being offered pursuant to divided or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________________

         If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF SECURITIES           AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
                 TO BE                          TO BE           OFFERING PRICE PER    AGGREGATE OFFERING     REGISTRATION
              REGISTERED                      REGISTERED              SHARE(1)              PRICE(1)             FEE(1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..............   19,444,444 shares         $20.00             $388,888,880          $108,111.11
-----------------------------------------------------------------------------------------------------------------------------
Rights to purchase shares of Series A
  Participating Preferred Stock(2)......   19,444,444 rights
-----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on December 1, 1998 as reported by the New York Stock Exchange.

(2) The Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.

                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

P R O S P E C T U S

                                19,444,444 SHARES


                              SHAW INDUSTRIES, INC.

                                  COMMON STOCK




         The shareholders of Shaw Industries, Inc. listed in the section "Selling Shareholders" below are offering 19,444,444 shares of Shaw Common Stock for sale under this Prospectus. We will not receive any proceeds from the sale of these shares.

         The selling shareholders acquired their shares of Shaw Common Stock from the us on October 6, 1998 when Queen Carpet Corporation, a company the selling shareholders owned at that time, merged with us.

         The selling shareholders may offer their Shaw Common Stock through public or private transactions, on or off the United States exchanges at either prevailing market prices or privately negotiated prices.

         The Shaw Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and trades on these exchanges under the trading symbol "SHX." On December 1, 1998, the closing price of one share of Shaw Common Stock on the New York Stock Exchange was $20 3/16.

         Our principal executive offices are located at 616 East Walnut Avenue, Dalton, Georgia 30722 and our telephone number is (706) 278-3812.

         INVESTING IN SHAW COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                              --------------------

         Neither the Securities and Exchange Commission, nor any State securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

                The date of this Prospectus is December 3, 1998.

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
WHERE YOU CAN FIND MORE INFORMATION..............................................................     3
THE COMPANY......................................................................................     5
FORWARD-LOOKING INFORMATION......................................................................     5
RISK FACTORS.....................................................................................     5
         Risks Related to Integration of Acquisition.............................................     5
         The Carpet Industry is Cyclical.........................................................     6
         The Carpet Industry is Competitive......................................................     6
         Risk of Increases in Raw Material Prices................................................     6
         Year 2000 Issues........................................................................     7
         Risks Associated with Pending Litigation................................................     7
         Environmental Clean-up Costs............................................................     7
USE OF PROCEEDS..................................................................................     7
SELLING SHAREHOLDERS.............................................................................     7
PLAN OF DISTRIBUTION.............................................................................     8
LEGAL MATTERS....................................................................................     9
EXPERTS  ........................................................................................    10

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

         (1)      Annual Report on Form 10-K for the fiscal year ended January
                  3, 1998;

         (2)      Quarterly Report on Form 10-Q for the quarter ended April 4,
                  1998;

         (3)      Quarterly Report on Form 10-Q for the quarter ended July 4,
                  1998;

         (4) Amendment to Quarterly Report on Form 10-Q/A for the quarter ended July 4, 1998;

         (5)      Quarterly Report on Form 10-Q for the quarter ended October 3,
                  1998;

         (6)      Current Report on Form 8-K, filed on February 2, 1998;

         (7)      Current Report on Form 8-K, filed on April 20, 1998;

         (8)      Current Report on Form 8-K, filed on June 26, 1998;

         (9)      Current Report on Form 8-K, filed on August 24, 1998;

         (10)     Current Report on Form 8-K, filed on August 28, 1998;

         (11)     Current Report on Form 8-K/A, filed on September 2, 1998;

         (12)     Current Report on Form 8-K, filed on October 21, 1998; and

         (13) The description of the Shaw Common Stock (including the Rights to purchase Series A Participating Preferred Stock) contained in our Registration Statement on Form 8-A filed pursuant to
                  Section 12 of the Securities Exchange Act of 1934.

         You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address:

                           Bennie M. Laughter, Esq.
                           Vice President, Secretary and General Counsel Shaw Industries, Inc.
                           P. O. Drawer 2128
                           Dalton, Georgia 30722
                           (706) 278-3812

         This Prospectus is part of a registration statement we filed with the SEC (Registration No. 333-___). You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have authorized no one to provide you with different information. The selling shareholders will not make an offer of their shares of Shaw Common Stock in any State where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

         Shaw Industries, Inc. is the world's largest carpet manufacturer based on both revenue and volume of production. We design and manufacture approximately 2,300 styles of tufted and woven carpet for residential and commercial use under many trade names, including PHILADELPHIA, TRUSTMARK, CABIN CRAFTS, SHAW COMMERCIAL CARPETS, STRATTON, NETWORX, SHAWMARK, EVANS BLACK, SALEM, SUTTON, KOSSET, CROSSLEY, ABINGDON, REDBOOK, MINSTER, INVICTA, QUEEN, TUFTEX and PATCRAFT, and under certain private labels. Our manufacturing operations are fully integrated from the processing of yarns through the finishing of carpet. We sell our carpet in a broad range of prices, patterns, colors and textures with the majority of our sales in the medium to high retail price range. We sell our products to retailers, distributors and commercial users throughout the United States, Canada, Mexico and Australia and, to a lesser degree, we export to additional overseas markets.


                          FORWARD-LOOKING INFORMATION

         Certain statements included or incorporated by reference in this Prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, and are subject to the safe harbor provisions of those Acts. When used in this Prospectus or in information incorporated by reference herein, the words "believes," "expects," "anticipates," "estimates" or "intends," and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or reflected in such statements. The important factors which may affect our future results and could cause those results to differ materially from the results expressed or reflected in the forward-looking statements include, but are not limited to, the factors discussed in the section "Risk Factors" below and other factors identified from time to time in our reports and other filings with the Securities and Exchange Commission.


                                  RISK FACTORS

         In addition to the other information included or incorporated by reference in this Prospectus, you should carefully consider the following risk factors when evaluating an investment in shares of Shaw Common Stock.

RISKS RELATED TO INTEGRATION OF ACQUISITION

         We acquired Queen Carpet Corporation in October 1998. We are currently in the process of integrating Queen Carpet's operations into our own. We will face significant challenges, risks and uncertainties in the integration process, which may materially adversely affect our ability to realize the benefits we anticipated when we made the Queen Carpet acquisition. These challenges, risks and uncertainties include the following:

         - We may not be able to realize the anticipated cost savings and synergies from combining the Shaw and Queen Carpet operations;

         - The integration process may take longer than anticipated and our management's attention may be diverted away from operating the business to deal with integration and personnel issues;

         - We may discover unanticipated liabilities, potential liabilities and problems in the acquired operations;

         - We may lose key personnel as a result of the acquisition and consolidation of our operations.

THE CARPET INDUSTRY IS CYCLICAL

         The carpet industry is cyclical in nature and is significantly affected by general economic factors. The level of domestic carpet sales tends to reflect fluctuations in consumer spending for durable goods and, to a lesser extent, fluctuations in interest rates and new housing starts. Our international operations are also impacted by the economic climates in the markets in which we operate (primarily Australia and Mexico). Any adverse economic cycle could decrease the overall demand for our products which, in turn, could materially adversely affect our results of operations.

THE CARPET INDUSTRY IS COMPETITIVE

         The carpet industry is highly competitive with more than 200 companies engaged in the manufacture and sale of carpets in the United States. We also face competition from the hard-surface floorcovering industry. According to industry estimates, carpet accounts for approximately 70% of the total United States production of all floorcovering types. We compete with other carpet manufacturers principally on the basis of quality, style, price and service. We believe that our strategically located regional warehouse facilities and redistribution centers, together with our retail and contract distribution network, give us a competitive advantage by enabling us to supply carpet on a timely basis to customers. Our long-standing practice of investing in modern, state-of-the-art equipment contributes significantly to our ability to compete effectively on the basis of quality, style and price. Intensified competition could, however, have a materially adverse effect on our results of operations in the future.

RISK OF INCREASES IN RAW MATERIAL PRICES

         The cost of raw materials has a significant impact on our profitability. In particular, our business requires us to purchase large volumes of nylon fiber, filament, synthetic backing, polyester and polypropylene and wool fibers and filaments, jute, latex and dye. Increases in the cost of these raw materials could materially adversely affect our business, results of operations and financial condition if we are unable to pass these increases through to our customers.

YEAR 2000 ISSUES

         We have completed our internal assessment of the year 2000 compliance of the systems and technologies supporting all operations of our business. Our assessment of external compliance readiness is ongoing. We have developed and are implementing plans to correct identified compliance problems that would adversely affect our operations. Our compliance remediation efforts, consisting primarily of upgrades, replacements, specific enhancements and other corrective measures, are proceeding on schedule. We expect to complete the majority of our efforts in fiscal 1998 with compliance testing to follow in 1999. We have initiated inquiries of third parties with whom we have significant business relationships, such as customers and vendors, to assess their state of addressing year 2000 issues that could materially and adversely impact us. We have requested those third parties respond in writing to our inquiries that they will be year 2000 compliant by the end of 1999. We estimate that we will incur costs of less than $4,000,000 in connection with the year 2000 compliance process. These costs will be expensed as incurred.

         We believe the most reasonably likely worst case year 2000 scenario would be a failure by a non-core, peripheral system or a third party system impacting the availability of certain management information or the exchange of data with certain customers or vendors.

         We are focusing our remediation efforts on those problems which we can reasonably be expected to influence and are currently developing a contingency plan to address the most likely worst case scenario described above. As a result, we anticipate no signification disruption of business. If we cannot successfully and timely resolve our year 2000 issues, however, our business, results of operations and financial condition could be materially adversely affected.

RISKS ASSOCIATED WITH PENDING LITIGATION

         From time to time we are subject to claims and suits arising in the course of our business. We are currently a defendant in certain personal injury and anti-trust lawsuits. Although we believe that we have meritorious defenses in these lawsuits, we can give no assurance that the pending litigation will not have a material adverse effect on our financial condition or results of operations. In addition, we face the risk that these lawsuits, even if they are, as we believe, without merit, could be time-consuming and costly to defend and could divert management's attention away from operating our business.

ENVIRONMENTAL CLEANUP COSTS

         We are subject to a variety of environmental laws and regulations relating to the use, storage, discharge and disposal of hazardous materials used in the manufacturing process. If we fail to comply with present or future environmental regulations, we could be subject to future liabilities. In addition, these regulations could require us to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of Shaw Common Stock by the selling shareholders.


                              SELLING SHAREHOLDERS

         On October 6, 1998, we acquired Queen Carpet Corporation by means of a merger. The selling shareholders listed in the table below were shareholders of Queen Carpet at the time of the merger and received their shares of Shaw Common Stock as part of the purchase price we paid for Queen Carpet in the merger. In connection with this acquisition, we also agreed to register the shares of Shaw Common Stock received by the former Queen Carpet shareholders so that they may resell their shares of Shaw Common Stock if they so desire. The registration of these shares does not necessarily mean that a particular selling shareholder will sell his or her shares of Shaw Common Stock.



                          Number of Shares
                            Beneficially                                      Number of        Percentage of Shares
                                 Owned                                   Shares Beneficially       Beneficially
Selling                      Prior to the             Shares Being         Owned After the        Owned After the
Shareholder                    Offering                 Offered              Offering(*)            Offering(*)
-----------                    --------                 -------              -----------            -----------
Julian D. Saul(+)                116,954                116,954                    0                      0
Linda Saul
   Schejola                       77,969                 77,969                    0                      0
Anita Saul
   Family Trust                  388,989                388,989                    0                      0
Julian D. Saul
   Family Trust               11,160,724             11,160,724                    0                      0
Linda Saul
   Schejola
   Family Trust                7,699,808              7,699,808                    0                      0
                                                     ----------
                                                     19,444,444

-------------------
(*) Assumes that all of the shares of Shaw Common Stock being offered under this Prospectus are sold and that the selling shareholders do not acquire any additional shares of Shaw Common Stock during this offering.
(+)      Mr. Saul serves as Executive Vice President and director of Shaw.

         The selling shareholders may donate some or all of their shares of Shaw Common Stock or may transfer shares of Shaw Common Stock to trusts, partnerships or other entities they own or control. If that happens, we will add these donees or transferees to the list of selling shareholders through a prospectus supplement.


                              PLAN OF DISTRIBUTION

         The selling shareholders and their donees or pledgees may offer their shares of Shaw Common Stock at various times in one or more of the following transactions:

         - on any of the United States securities exchanges where our stock is listed, including the New York Stock Exchange and the Pacific Stock Exchange;
         -        in the over-the-counter market;
         -        in negotiated transactions;
         -        in connection with short sales of shares of Shaw Common Stock;
         -        by pledge to secure debts and other obligations;
         - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or o in a combination of any of the above transactions.

         The selling shareholders may sell their shares of Shaw Common Stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The selling shareholders may use broker-dealers to sell their shares of Shaw Common Stock. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares of Shaw Common Stock for whom they acted as agents.

         The selling shareholders and the broker-dealers they use to sell their shares of Shaw Common Stock may be deemed to be "underwriters" under the Securities Act of 1933 and any commission the broker-dealers receive and any profits they may make in resale of shares of Shaw Common Stock while acting as principals may be deemed "underwriting discounts or commissions" under that Act. If the broker-dealers purchase shares of Shaw Common Stock from the selling shareholders for their own accounts ("as principals"), they may make a profit by reselling the shares of Shaw Common Stock.

         We agreed to indemnify the selling shareholders against certain liabilities, including liabilities, under the Securities Act of 1933.


                                  LEGAL MATTERS

         Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, our outside legal counsel, will issue an opinion about the legality of the shares of Shaw Common Stock being offered by this Prospectus. Mr. Robert R. Harlin, a partner in Powell, Goldstein, Frazer & Murphy LLP, is one of our directors.

                                     EXPERTS

         The audited consolidated financial statements of our company included in our Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a statement of expenses to be borne by the Registrant in connection with the shares of Shaw Common Stock being registered hereby:

         SEC Registration Fee...................................... $108,111.11
         Accounting Fees and Expenses.............................. $ 20,000.00
         Legal Fees and Expenses................................... $ 50,000.00
         Miscellaneous............................................. $ 21,888.89
         Total..................................................... $200,000.00

         The foregoing expenses, except for the SEC Registration Fee, are estimated. The selling shareholders will not bear any of the foregoing expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-850 et seq. of the Georgia Business Corporation Code and
Article VIII of the Amended and Restated Articles of Incorporation of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

         The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number                                 Description
------                                 -----------
3(a)              Amended and Restated Articles of Incorporation. [Incorporated
                  herein by reference to Exhibit 3(a) to Registrant's
                  Registration Statement on Form S-3 filed with the Commission on December 28, 1993 (File No. 33-51719).]

3(b) By-laws. [Incorporated herein by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-3 filed with the
                  Commission on December 28, 1993 (File No. 33-51719).]

4(a) Specimen form of Common Stock Certificate. [Incorporated herein by reference to Exhibit 2 to Registrant's Registration
                  Statement on Form 8-A filed with the Commission on May 12,
                  1989 (File No. 1-6853).]

4(b)              Amended and Restated Articles of Incorporation, filed as
                  Exhibit 3(a), and By-laws of Registrant, filed as Exhibit
                  3(b), are incorporated herein by reference.

4(c) Rights Agreement dated as of April 10, 1989 between Registrant and NationsBank, N.A., as successor to Citizens and Southern
                  Trust Company (Georgia), N.A., as Rights Agent. [Incorporated herein by reference to Exhibit 1 to Registrant's Current
                  Report on Form 8-K filed with the Commission on May 5, 1989
                  (File No. 1-6853).]

5 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.

23(a)             Consent of Arthur Andersen LLP.

23(b) Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in their opinion filed as Exhibit 5).

24                Power of Attorney (see signature pages to this Registration
                  Statement).

99(a)             Agreement and Plan of Merger dated August 13, 1998, among Shaw
                  Industries, Inc., Chessman Acquisition Corp., Queen Carpet
                  Corporation, Julian Saul, Linda Saul Schejola, Anita Saul
                  Family Trust, Julian Saul Family Trust, and Linda Saul
                  Schejola Family Trust. [Incorporated herein by reference to
                  Exhibit 99.1 to Registrant's Current Report on Form 8-K filed with the Commission on August 28, 1998].

99(b)             First Amendment to Agreement and Plan of Merger dated October
                  6, 1998,

Exhibit
Number                                 Description
------                                 -----------
                  among Shaw Industries, Inc., Chessman Acquisition Corp., Queen
                  Carpet Corporation, Julian Saul, Linda Saul, Anita Saul Family
                  Trust, Julian Saul Family Trust and Linda Saul Schejola Family
                  Trust. [Incorporated herein by reference to Exhibit 99.2 to
                  Registrant's Current Report on Form 8-K filed with the
                  Commission on October 21, 1998].

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dalton, State of Georgia, on October 29, 1998.


                                                 SHAW INDUSTRIES, INC.



                                                 By: /s/ ROBERT E. SHAW
                                                     ------------------
                                                     Robert E. Shaw
                                                     Chairman of the Board
                                                     and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints W. NORRIS LITTLE, KENNETH G. JACKSON and BENNIE
M. LAUGHTER, and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                            TITLE                          DATE
          ---------                            -----                          ----

 /s/ ROBERT E. SHAW                 Chairman of the Board,              October  29, 1998
------------------------------      Chief Executive Officer and
        Robert E. Shaw              Director (Principal Executive
                                    Officer)


 /s/ KENNETH G. JACKSON             Vice President and Chief            October 29, 1998
------------------------------      Financial Officer (Principal
      Kenneth G. Jackson            Financial and Accounting
                                    Officer)


 /s/ J. C. SHAW                     Chairman Emeritus and               October 29, 1998
------------------------------      Director
         J. C. Shaw


 /s/ W. NORRIS LITTLE               President, Chief Operating          October 29, 1998
------------------------------      Officer and Director
      W. Norris Little


 /s/ WILLIAM C. LUSK, JR.           Director                            October 29, 1998
------------------------------
      William C. Lusk, Jr.


 /s/ THOMAS G. COUSINS              Director                            October 29, 1998
------------------------------
       Thomas G. Cousins


 /s/ S. TUCKER GRIGG                Director                            October 29, 1998
------------------------------
       S. Tucker Grigg


 /s/ ROBERT R. HARLIN               Director                            October 29, 1998
------------------------------
       Robert R. Harlin


 /s/ J. HICK LANIER                 Director                            October 29, 1998
------------------------------
       J. Hicks Lanier

 /s/ ROBERT J. LUNN                 Director                            October 29, 1998
------------------------------
        Robert J. Lunn


 /s/ R. JULIAN MCCAMY               Director                            October 29, 1998
------------------------------
      R. Julian McCamy


                                    Director                            _________________
------------------------------
       Julian D. Saul

                                  EXHIBIT INDEX


Exhibit
Number                             Description
------                             -----------
3(a)              Amended and Restated Articles of Incorporation. [Incorporated
                  herein by reference to Exhibit 3(a) to Registrant's
                  Registration Statement on Form S-3 filed with the Commission on December 28, 1993 (File No. 33-51719).]

3(b) By-laws. [Incorporated herein by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-3 filed with the
                  Commission on December 28, 1993 (File No. 33-51719).]

4(a) Specimen form of Common Stock Certificate. [Incorporated herein by reference to Exhibit 2 to Registrant's Registration
                  Statement on Form 8-A filed with the Commission on May 12,
                  1989 (File No. 1-6853).]

4(b)              Amended and Restated Articles of Incorporation, filed as
                  Exhibit 3(a), and By-laws of Registrant, filed as Exhibit
                  3(b), are incorporated herein by reference.

4(c) Rights Agreement dated as of April 10, 1989 between Registrant and NationsBank, N.A., as successor to Citizens and Southern
                  Trust Company (Georgia), N.A., as Rights Agent. [Incorporated herein by reference to Exhibit 1 to Registrant's Current
                  Report on Form 8-K filed with the Commission on May 5, 1989
                  (File No. 1-6853).]

5 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.

23(a)             Consent of Arthur Andersen LLP.

23(b) Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in its opinion filed as Exhibit 5).

24                Power of Attorney (see signature pages to this Registration
                  Statement).

99(a)             Agreement and Plan of Merger dated August 13, 1998, among Shaw
                  Industries, Inc., Chessman Acquisition Corp., Queen Carpet
                  Corporation, Julian Saul, Linda Saul Schejola, Anita Saul
                  Family Trust, Julian Saul Family Trust, and Linda Saul
                  Schejola Family Trust. [Incorporated herein by reference to
                  Exhibit 99.1 to Registrant's Current Report on Form 8-K filed with the Commission on August 28, 1998].

99(b)             First Amendment to Agreement and Plan of Merger dated October
                  6, 1998, among Shaw Industries, Inc., Chessman Acquisition
                  Corp., Queen Carpet Corporation, Julian Saul, Linda Saul,
                  Anita Saul Family Trust, Julian Saul Family Trust and Linda
                  Saul Schejola Family Trust. [Incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K filed with the Commission on October 21, 1998].